THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS INSTRUMENT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF, WITHOUT THE EXPRESS WRITTEN CONSENT OF MAXXAM INC.



                   NON-NEGOTIABLE SECURED PROMISSORY NOTE


Principal Amount
US $28,249,375                                         October 19, 1997


     FOR VALUE RECEIVED, MAXXAM INC., a Delaware corporation (the "Maker"), hereby promises to pay to COMBINED MASTER RETIREMENT TRUST, a trust organized under the laws of Texas (the "Holder"), at its principal executive offices, Three Lincoln Centre, Suite 1700, 5430 LBJ Freeway, Dallas, TX 75240-2697 the principal sum of Twenty-Eight Million Two Hundred Forty Nine Thousand Three Hundred Seventy Five Dollars ($28,249,375), with interest thereon, which shall be due and payable as hereinafter provided.

     This Note is being issued and delivered by the Maker to the Holder as partial consideration for the Maker's purchase of 1,027,250 shares (the "Shares") of the Maker's common stock, $.50 par value, pursuant and subject to that certain Stock Purchase Agreement, dated the date hereof between the Maker and the Holder, and is secured under and subject to the Pledge and Custody Agreement, dated the date hereof among the Maker, the Holder and certain other parties (the "Pledge Agreement") in the form annexed hereto as Exhibit A. Capitalized terms not defined herein have the meanings given them in the Pledge Agreement.

     1. Interest. (A) Except as provided in Section 1(B) and subject to the next succeeding sentence, the Maker agrees to pay to the Holder interest from the date hereof accrued on the unpaid principal amount of this Note from time to time outstanding at the rate of 10% per annum, payable quarterly in arrears on December 31, 1997, March 31, 1998 and June 30, 1998 (each a "Payment Date") and upon the final payment in full of all unpaid principal of this Note; provided that interest in respect of the first interest period shall accrue as if this Note had been executed on September 30, 1997. Any interest due and payable on this Note prior to the Escrow Release Date (as such term is defined in that certain Escrow Agreement, dated the date hereof by the Maker, the Holder and certain other parties; the "Escrow Agreement") shall be paid to, and held by, the Escrow Agent (as such term is defined in the Escrow Agreement) pursuant to the terms of the Escrow Agreement. After the Principal Payment Date (as hereinafter defined), all past due principal and past due interest owed under this Note will bear interest at the rate of fifteen percent (15%) per annum.

          (B)(i) Pursuant to the Pledge Agreement, the Maker has agreed that (a) it will, at the Maker's expense, within 210 days after the date of the Pledge Agreement, use its reasonable best efforts to file the Shelf Registration Statement, covering the issuance or delivery and resales of the Pledged Shares, (b) it shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Securities and Exchange Commission within 300 days after the date of the Pledge Agreement and (c) it will use its reasonable best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the Obligations have been satisfied in full. If the Maker fails to file the Shelf Registration Statement within 210 days after the date of the Pledge Agreement then, at such time, the per annum interest rate on this Note otherwise payable pursuant to Section 1(A) of this Note will increase by 100 basis points. Such increase will remain in effect until the date on which the Shelf Registration Statement is filed, on which date the interest rate on this Note will revert to the interest rate specified in Section 1(A) of this Note plus any increase in such interest rate pursuant to Section 2(B)(ii).

          (B)(ii) If the Shelf Registration Statement is not declared effective within 300 days after the date of the Pledge Agreement (including by reason of the Maker's failure to file the Shelf Registration Statement, then, at such time, the per annum interest rate on this Note (otherwise payable pursuant to Section 1(A) and 1(B)(i)) will increase by an additional 100 basis points. Such increase or increases will remain in effect until the date on which the Shelf Registration Statement is declared effective, on which date the interest rate on this Note will revert to the interest rate specified in Section 1(A) of this Note. However, if the Maker fails to keep the Shelf Registration Statement continuously effective pursuant to Section 7 of the Pledge Agreement, then at such time as the Shelf Registration Statement is no longer effective and until the earlier of (i) such date that the Shelf Registration Statement is again deemed effective or (ii) the Obligations are satisfied in full, the per annum interest rate on this Note otherwise payable pursuant to Section 1(A) of this Note will increase by an additional 100 basis points. The Maker will be permitted, however, to suspend the use of the Prospectus which forms a part of the Shelf Registration Statement as provided in the Pledge Agreement.

          (C) Notwithstanding Sections 1(A) and 1(B), in no event shall the rate of interest exceed the maximum rate permitted by applicable usury laws.

     2. Principal Payment. The Maker agrees to pay to the Holder the principal amount of this Note then outstanding, together with all unpaid interest accrued to that date, on the first anniversary date hereof (the "Principal Payment Date").

     3. Business Day. If the Principal Payment Date or any other Payment Date is not a business day, the payment due on that date shall be made on the next succeeding day that is a business day. For the purposes of this Note, the phrase "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Texas are authorized or required by law to be closed.

     4. Optional Prepayments. The Maker may, at its option, prepay the principal amount of this Note at any time in whole, or from time to time in such part as the Maker shall elect, with accrued interest on the amount prepaid to the date of prepayment, in each case without penalty or premium therefor. All prepayments shall be first applied to accrued and unpaid interest and then to principal.

     5. Methods of Payment. All payments of principal and interest on this Note shall be made in lawful money of the United States of America.

     6. Defaults. Any of the following shall constitute an Event of Default hereunder:

          (a) The Maker shall fail to pay any principal or interest due hereunder, which failure shall remain uncured for a period of five (5) business days after the same is due;

          (b) If any voluntary proceeding shall be commenced by the Maker under any chapter of the Federal Bankruptcy Code (the "Bankruptcy Code") or other law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors, or if the Maker has a proceeding commenced against it under the provisions of the Bankruptcy Code, which proceeding is not dismissed within ninety (90) days from the date on which it is commenced.

          (c) If the Maker admits in writing its inability to pay its debts as they become due or makes a general assignment for the benefit of its creditors;

          (d)  The dissolution or other winding up of the Maker; or

          (e) The failure of Maker to perform in any material respect any of its obligations as Pledgor under the Pledge Agreement and the continuance of such failure for a period of (i) more than five (5) business days in the event of its obligations under Sections 4(b) and 8 of the Pledge Agreement, and (ii) more than twenty (20) business days in the event of any of its other obligations under the Pledge Agreement, after written notice is given to the Maker by the Holder, specifying such failure and requesting that it be remedied; provided, however, that with respect to any provision of the Pledge Agreement for which the Pledgor's performance is specified to occur on a stated day or within a stated number of days (other than Section 4(a) of the Pledge Agreement), then such day or number of days specified in the Pledge Agreement shall apply without enlargement by the grace periods provided in this Section 6(e).

          If any of the foregoing Events of Default shall occur and shall not have been remedied, the Holder may, at the sole option of the Holder, declare this Note to become immediately due and payable. The failure of the Holder to exercise the option described in the preceding sentence at any time shall not constitute a waiver of the Holder's right to exercise such option at any other time.

     7. Waiver of Notices, etc. The Maker hereby waives presentment, notice of demand for payment, protest, notice of dishonor and any other notice of any kind with respect to nonpayment of this Note.

     8. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

     9. Binding Effect; Assignment. All of the covenants, obligations, promises and agreements contained in this Note made by the Maker shall be binding upon its successors and assigns; notwithstanding the foregoing, neither the Holder nor the Maker shall assign, transfer, encumber or otherwise dispose of this Note or any portion thereof without the prior written consent of the other.

     10. Costs of Collection. In the event the Holder incurs costs in collecting on this Note, this Note is placed in the hands of any attorney for collection, suit is filed on this Note or if proceedings are had in bankruptcy, receivership, reorganization or other legal or judicial proceedings for collection, the Maker agrees to pay on demand to the Holder all reasonable expenses and costs of collection, including, but not limited to, reasonable attorneys' fees incurred in connection with any such collection, suit or proceeding, in each case to the extent that the Holder prevails in any such action for collection, suit or proceeding which is final and not subject to appeal or other reconsideration.

     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed as of the day and year set forth above.

                                   MAXXAM INC.



                                   By:  /S/ Paul N. Schwartz
                                        Name:  Paul N. Schwartz
                                        Title:  Executive Vice President